Exhibit T3A.2.70

CERTIFICATE OF INCORPORATION

OF

RITE AID REALTY CORP.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST:  The name of the corporation (hereinafter called the corporation”) is

RITE AID REALTY CORP.

SECOND:  The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

THIRD:  The nature of the business and of the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, is as follows:

To buy, sell, develop, re-develop, lay out, plat, plan, re-plan, cause to be zoned and re-zoned, lease, manage, operate, maintain, sublease, license the use of, publicize, advertise, promote and generally deal in and with, whether as principal, agent, broker, or otherwise, improved and unimproved real property of all kinds, and, without limiting the generality of the foregoing, hotels, inns, resorts, apartment houses, dwellings and tenements of all kinds, retail shops and departments, restaurants, coffee shops, cafes, taverns, refreshment rooms, catering establishments, concessions of any and all kinds, bathing houses, swimming pools, water craft, marine and fishing facilities, beaches and pavilions, amusement, entertainment, community and recreational centers and establishments of any and all kinds, vessels, vehicles and conveyanors of any and all kinds, and to conduct a general real estate development, planning, operating, sales, brokerage, management, promotional and publicity business in all its branches.

To conduct a general merchandising and trading business and to design, manufacture, produce, import, export, buy and sell at wholesale and/or retail, lease, handle, install, erect, repair, service, distribute, contract in respect of, and otherwise generally deal in and with, on margin or otherwise, whether as principal, agent, factor, broker, licensor, licensee, on commission, on its own behalf or on behalf of others, or otherwise, goods, wares, commodities, merchandise and real and personal property of every kind and descriptions and to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any buildings and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as 1i- censor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

(a) inventions, devices, formulae, processes and any improvements and modifications thereof,

(b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America, the District of Columbia, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, possession, agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereunto:

(c) franchises, licenses, grants and concessions.

To guarantee, purchase, take, receive, subscribe for, and otherwise acquire, own, hold, use, and otherwise employ, sell, lease, exchange, transfer, and otherwise dispose of, mortgage, lend, pledge, and otherwise deal in and with, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) of any persons, domestic and foreign firms, associations, and corporations, and by any government or agency or instrumentality thereof; to make payment therefor in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers and privileges in respect thereof, including the right to vote.

To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.

To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

To make contracts of guaranty and suretyship of all kinds and endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any persons, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization or entity whatsoever.

To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this certificate of incorporation, as the Board of Directors of the corporation may determine; and to secure any of its obligations by mortgage, pledge or other encumbrance of all or any of its property, franchises and income.

To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

To purchase, receive, take, reacquire or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

To organize, as an incorporator, or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any commonwealth, territory, dependency, colony, possession, agency, or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

To conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments.

To promote and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this certificate of incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.

FOURTH:  The total number of shares of stock which the corporation shall have authority to issue is Four Hundred Thousand (400,000). The par value of each of such shares is Ten Dollars ($10.00). All such shares are of one class and are shares of Common Stock.

FIFTH:  The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS

R. G. Dickerson	229 South State Street Dover, Delaware

SIXTH:  The corporation is to have perpetual existence.

SEVENTH:  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH:  For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the corporation, shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

2. The original By-Laws of the corporation shall be adopted by the incorporator unless the certificate of incorporation shall name the initial Board of Directors therein. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, except a By-Law classifying directors for election for staggered terms, shall be vested in the Board of Directors.

3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to notice of, and the right to vote, at any meeting of stockholders except as the provisions of paragraph (d) (2) of section 242 of the General Corporation Law and of sections 251, 252, and 253 of the General Corporation Law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

4. In lieu of taking any permissive or requisite action by vote at a meeting of stockholders, any such vote and any such meeting may be dispensed with if either all of the stockholders entitled to vote upon the action at any such meeting shall consent in writing to any such corporate action being taken or if less than all of the stockholders entitled to vote upon the action at any such meeting shall consent in writing to any such corporate action being taken: provided, that any such action taken upon less than the unanimous written consent of all stockholders entitled to vote upon any such action shall be by the written consent of the stockholders holding at least the minimum percentage of the votes required to be cast to authorize any such action under the provisions of the General Corporation Law or under the provisions of the certificate of incorporation or the By-Laws as permitted by the provisions of the General Corporation Law; and, provided, that prompt notice be given to all stockholders entitled to vote on any such action of the taking of such action without a meeting and by less than unanimous written consent.

NINTH:  No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or Committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

(2) The material facts as to his interest and as to the contrast or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

(4) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

TENTH:  (a) The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, Joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to Indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not portion to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in [ILLEGIBLE] of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

(f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to identify him against such liability under the provisions of this Article.

ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Executed at Dover, Delaware, on May 22, 1969.

/s/ R. G. Dickerson
R. G. Dickerson
Incorporator

STATE OF DELAWARE	)
	)	SS. :
COUNTY OF KENT	)

BE IT REMEMBERED that, on May 22, 1969, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came R. G. Dickerson, the incorporator who duly executed the foregoing certificate of incorporation before me and acknowledged the same to be his act and deed, and that the facts therein stated are true.

GIVEN under my hand on May 22, 1969.

/s/ Nancy S. Truax
Nancy S. Truax
Notary public

Certificate of Restoration and Revival of

Certificate of Incorporation

of

RITE AID REALTY CORP.

It is hereby certified that:

1. The name of the corporation (herein after called the “corporation”) is

RITE AID REALTY CORP.

2. The corporation was organized under the provisions of the General Corporation Law of the State of Delaware.

3. The address of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows:

The Prentice-Hall Corporation System, Inc.

229 South State Street

Dover, Delaware

4. The corporation hereby procures a restoration and revival of its certificate of incorporation, which became inoperative by law on April 15, 1972 for failure to file annual reports and non-payment of taxes payable to the State of Delaware,

5. The certificate of the corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Restoration and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be restored and revived and shall become fully operative on

April 14, 1972

6. This certificate of Restoration and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.

Signed and attested to on September 15, 1972.

[ILLEGIBLE]
Vice-President

Attest:

[ILLEGIBLE]
Secretary

STATE OF Pennsylvania	)
	)	SS. :
COUNTY OF Dauphin	)

BE IT REMEMBERED that, on September 15, 1972, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personnaly came Franklin Brown                                ,                                     Vice-President of                   Rite Aid Realty Corporation                        , who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

GIVEN under my hand on Sept. 15, 1972

[ILLEGIBLE]
Notary Public
[SEAL]

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

RITE AID REALTY CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of Kent.

The Board of Directors of RITE AID REALTY CORP. by the unanimous written consent of its members, filed with the minutes of the board, duly adopted the following resolution:

Resolved, that the registered office of RITE AID REALTY CORP. in the state of Delaware be and it hereby is changed to No. 100 West Tenth Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, RITE AID REALTY CORP. has caused this statement to be signed by FRANKLIN C BROWN, its V. President and attested by JOSEPH A. KLEIN, its Secretary this 30th day of December, 1975.

By:	/s/ Franklin C. Brown
V. President
Franklin C. Brown

ATTEST:

By:	/s/ Joseph A. Klein
Secretary
Joseph A. Klein

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 07/23/1990 902045021 - 714119

Rite Aid Realty Corp.

Certificate of Amendment of

Certificate of Incorporation

Rite Aid Realty Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Rite Aid Realty Corp. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FOURTH” so that, as amended, said Article shall be read as follows:

“The amount of the total authorized Capital Stock of this Corporation is Three Thousand (3,000) shares of common stock having a par value of Ten Dollars ($10.00) per share amounting to an aggregate authorized par value of Thirty Thousand Dollars ($30,000.00).”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Robert C. Campbell, its President, and Rebecca A. Welch, its Secretary, this 19th day of July, 1990.

BY:	[ILLEGIBLE]	, President
ATTEST:	[ILLEGIBLE]	, Secretary

FILED

JUL 23 1990 9:05 A.M.

[ILLEGIBLE]

Rite Aid Realty Corp.

Certificate of Change of Registered Agent

The Board of Directors of Rite Aid Realty Corp., a Corporation of Delaware, on this 19th day of July, A.D. 1990, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is

103 Springer Building

3411 Silverside Road

in the City of Wilmington, County of New Castle, Zip Code 19810.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Organization Services, Inc.

Rite Aid Realty Corp., a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its President and Attested by its Secretary, the 19th day of July, A.D., 1990.

BY:	[ILLEGIBLE]	, President
ATTEST:	[ILLEGIBLE]	, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/01/1999
991039915 - 0714119

CERTIFICATE OF MERGER

of

RAR ACQUISITION CORP.

with and into

RITE AID REALTY CORP.

The undersigned corporations (the “Constituent Corporations”) do hereby certify.

FIRST: That the name and state of incorporation of each of the Constituent Corporations is:

NAME	STATE OF INCORPORATION
RAR Acquisition Corp.	Delaware
Rite Aid Realty Corp.	Delaware

SECOND: That an Agreement and Plan of Merger among RAR Acquisition Corp., Rite Aid Realty Corp., Thrifty Realty Company (the sole stockholder of RAR Acquisition Corp.) and Rite Aid Corporation (the sole stockholder of Rite Aid Realty Corp.) has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation of the merger is Rite Aid Realty Corp., a Delaware corporation.

FOURTH: That the Certificate of Incorporation of Rite Aid Realty Corp., a Delaware corporation (the “Surviving Corporation”), as now in force and effect, shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 30 Hunter Lane, Camp Hill, Pennsylvania 17011.

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished upon request and without cost to any stockholder of any Constituent Corporation.

This Certificate of Merger shall be effective as of the date on which this Certificate of Merger is filed with the Secretary of State of the State of Delaware, and the Merger shall be effective at such time.

This Certificate of Merger is hereby executed by the Constituent Corporations this 1st day of February, 1999.

RAR ACQUISITION CORP.

By:	/s/ Elliot S. Gerson
Elliot S. Gerson
President

RITE AID REALTY CORP.

By:	/s/ Elliot S. Gerson
Elliot S. Gerson
Senior Vice President

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

Rite Aid Realty Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 5th day of February, 2003.

/s/ Kevin Twomey
President
Kevin Twomey	(Title)

*Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 03/19/2003
030180078 - 0714119